UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 14, 2005


                              ITT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           Indiana                     1-5672               13-5158950
(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)             File Number)        Identification No.)

              4 West Red Oak Lane
             White Plains, New York                          10604
             (Address of principal                         (Zip Code)
               executive offices)


       Registrant's telephone number, including area code: (914) 641-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1.01 - Entry into a Material Definitive Agreement

On March 8, 2005, the Compensation and Personnel Committee of the Board of Directors of ITT Industries, Inc. (the "Committee") approved annual and long-term incentive awards, 2005 annual and long-term incentive opportunities and 2005 base salaries for the individuals expected to be named executive officers in our Proxy Statement for our 2005 Annual Meeting of Shareholders (the "2005 Annual Meeting"). Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2005 Annual Meeting.

Annual Incentive Awards and Opportunities

For 2004, the named executive officers participated in the ITT Industries 1997 Annual Incentive Plan for Executive Officers (the "AIP") approved by ITT Industries' shareholders in 1997. Bonus amounts to be paid under the plan are based on the financial performance of ITT Industries during the performance year as compared with the annual performance goals established and approved by the Committee at the beginning of the performance year. Under the AIP, the Committee has the authority to modify the award to reflect individual performance in accordance with the terms of the AIP. The Committee also may award supplemental bonus payments separate from the AIP in its discretion in recognition of additional performance factors.

For performance year 2004 the approved annual performance goals were based 60% on Economic Valued Added ("EVA"), 20% on Revenues, and 20% on Quarterly Cash Targets. Additionally, the Committee established individual award targets which varied by position as a percentage of base salary, with the award targets for the Chief Executive Officer and the other named executive officers ranging from a minimum of 55% to a maximum of 100%. Actual payment under the AIP can range from 0-200% of the target. On March 8, 2005, the Committee approved the following 2004 bonuses under the AIP for the named executive officers: Mr. Driesse, $500,000; Mr. Ayers, $270,000; Mr. Maffeo, $300,000; and Mr. Giuliano, $750,000. The bonus awards include additional payments made outside of the plan to Mr. Maffeo in the amount of $4,966 and to Mr. Giuliano in the amount of $19,680 to reflect individual performance. A bonus payment in the amount of $1,000,000 was made to Mr. Loranger in consideration of his employment agreement and individual performance factors. These amounts reflect ITT Industries' strong overall operational and financial performance in 2004, as well as the Committee's exercise of its discretion in accordance with the terms of the AIP. The Committee approved a 2004 payment for Mr. Williams under the AIP of $360,000, subject to review of additional information currently being assembled.

The Committee also determined that bonus opportunities for 2005 under the AIP will be dependent on the following corporate performance goals: 60% on Return on Invested Capital ("ROIC"), 20% on Revenues and 20% on Quarterly Cash Targets, and that the award targets for the Chief Executive Officer and the other named executive officers for 2005 will range from a minimum of 60% to a maximum of 100% of base salary. The formula change from EVA to ROIC for performance year 2005 is based on the Company's determination that ROIC is a more easily understood measurement of capital allocation in the Company's business. The same


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discretionary factors as described above may be considered by the Committee when determining the amounts paid for 2005.

Long Term Incentive Awards and Opportunities

For the named executive officers, the ITT Industries' Long-Term Incentive Award Program total award value is determined individually based on the competitive market, individual performance and business performance and is split equally between non-qualified stock options and target cash awards.

     o    Stock-Based Awards

Effective March 8, 2005, the Committee approved the following stock option grants to the named executive officers under the ITT Industries Inc. 2003 Equity Incentive Plan (the "2003 Plan"): Mr. Loranger, 99,560 shares; Mr. Driesse, 23,780 shares; Mr. Ayers, 16,920 shares; and Mr. Maffeo, 16,590 shares.

The exercise price of the options is $90.94 per share. The options granted to the named executive officers will vest upon a 25% appreciation in ITT Industries' common stock price for ten (10) consecutive trading days. The options may not be exercised, in any event, earlier than three years from the date of grant. If the option threshold is not achieved, options will vest six years from the date of grant and may be exercised for the remainder of their term. The term for all options is seven years. Each of the options also provides for accelerated vesting upon change in control events that are defined in the 2003 Plan and upon termination of employment in certain circumstances. The amended form of option award agreement for the named executive officers, which are applicable to the March 8, 2005 awards, was filed as Exhibit 10.3 to ITT Industries' Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

     o    Long-Term Incentive Plan

The ITT Industries 1997 Long-Term Incentive Plan ("LTIP") approved by shareholders in 1997 authorizes performance awards to be made to key employees of ITT Industries at the discretion of the Committee. Awards made under this plan are expressed as target cash awards and comprise one-half of the total long-term incentive value for senior executives. The non-qualified stock options described above comprise the other half.

The LTIP provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of awards generally will be made at the end of the applicable performance period and are based on ITT Industries' performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee, in the form of cash and/or common stock of ITT Industries. The Committee determined that payment for the awards granted in 2002, and payable in 2005, be made wholly in cash. It is anticipated that future payments under the plan will continue to be made entirely in cash.


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The LTIP enables the Committee to make adjustments to awards and increase or decrease payment values based upon events or circumstances, including but not limited to acquisitions or divestitures, having a material impact on the overall performance of ITT Industries.

Messrs. Driesse, Williams, Maffeo and Giuliano received grants of awards in 2002 under the LTIP. These awards were subject to a three-year performance period ending December 31, 2004 and were subject to achievement of pre-established goals, as approved by the Committee in 2002, measuring ITT Industries' performance with respect to total shareholder return against the performance of the other S&P(R) Industrial companies. LTIP payments were made in strict accordance with the plan as measured for the period January 1, 2002 through December 31, 2004. Based on the Company's performance at the 83.0 percent rank of the S&P(R) Industrial companies, payout was at 200% of target, which was in accordance with the approved formula. Mr. Giuliano's payment was prorated, based on his active service during the performance period, in accordance with the terms of the LTIP.

On March 8, 2005, the Committee granted target awards under the LTIP for the three-year period beginning January 1, 2005 to the named executive officers as follows: Mr. Loranger, $1,800,000; Mr. Driesse, $537,400; Mr. Ayers, $382,400;
and Mr. Maffeo, $374,900. The Committee may grant additional LTIP awards following evaluation of additional information currently being assembled. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2005. The Committee designated a 35th percentile performance level at which a 50% payout would be received and fixed a maximum performance payment of 200% for performance at or above the 80th percentile. The award amounts set forth above would be the amounts payable if the formula results in payment at the 100% level. Payment, if any, with respect to the 2005 target awards will be based on the Company's total shareholder return performance compared with the other S&P(R) Industrial companies. Mr. Loranger also received a target Phantom LTIP award of $450,000, subject to the same performance thresholds and conditions as awards under the LTIP.

Base Salary for 2005

The Committee approved new base compensation, effective March 1, 2005, for the named executive officers as follows: Mr. Loranger, $900,000; Mr. Driesse, $425,000; Mr. Williams, $480,000; Mr. Ayers, $460,000; and Mr. Maffeo, $422,000.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ITT INDUSTRIES, INC.

                                         By:    /s/ Kathleen S. Stolar
                                                ---------------------------
                                                Kathleen S. Stolar

                                         Its:   Vice President, Secretary
                                                and Associate General Counsel

Date: March 14, 2005






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